STEPHANO SLACK LLC
CERTIFIED PUBLIC ACCOUNTANTS

Exhibit 16.1

July 23, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Re: PetVivo Holdings, Inc.
Commission File No. 001-36268

Ladies and Gentlemen:

We have read the statements made by PetVivo Holdings, Inc. (the "Company") under Item 4.01 of its Form 8-K dated July 23, 2026, to be filed with the Securities and Exchange Commission, regarding our dismissal as the Company's independent registered public accounting firm.

We agree with the statements made in Item 4.01(a) insofar as they relate to our Firm.

Very truly yours,

Stephano Slack LLC
Stephano Slack LLC